Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact:	Timothy M. MacPhee
Vice President — Investor Relations
		Telephone:	(978) 688-1811
		Fax:	(978) 688-2976

WATTS WATER TECHNOLOGIES REPORTS SECOND QUARTER RESULTS FOR 2015, ANNOUNCES SALE OF CERTAIN NON-CORE PRODUCT LINES AND ANNOUNCES $100 MILLION SHARE REPURCHASE PROGRAM

•                  Reported sales of $386.9M

•                  Adjusted operating margin improvement of 60 basis points to 10.9%; GAAP  operating margin was 9.0%

•                  Adjusted EPS of $0.69; GAAP EPS of $0.55

•                  Foreign currency exchange rates negatively affected revenue growth by 7.1% and EPS by $0.07

•                  Year-to-date free cash flow increased by 269%

•                  Signed definitive agreement to sell certain Americas non-core product lines for approximately $35.5M

•                  Announced $100 million share repurchase program

North Andover, MA….July 29, 2015.  Watts Water Technologies, Inc. (NYSE: WTS) today announced second quarter sales of $386.9 million, a decrease of 2.3%, as compared to the same period last year. Second quarter net income per diluted share (EPS) was $0.55 as compared to $0.60 for the second quarter of 2014.  Adjusted for special items, second quarter adjusted EPS was $0.69, flat with the same period last year. A summary of second quarter financial results is as follows:

	Second quarter ended
(In millions, except per share information)	June 28, 2015	June 29, 2014	% Change

Sales	$386.9	$396.0	(2.3)%

Net income from continuing operations	$19.3	$21.3	(9.4)%

Diluted earnings per share from continuing operations	$0.55	$0.60	(8.3)%

Special items	0.14	0.09

Adjusted earnings per share	$0.69	$0.69	—

Second Quarter Highlights:

•                  Reported sales decreased by 2.3%, organic sales decreased by 3.4% and excluding the effect of the Company’s previously announced Americas product rationalization initiative, sales declined 1.4%.

•                  Organic sales declines of 3.8% in the Americas and 4.1% in Europe, the Middle East and Africa (EMEA) were partially offset by organic sales growth in Asia-Pacific of 14.6%.

•                  Excluding the effect of the Company’s previously announced product rationalization initiative, Americas’ organic sales were flat, negatively impacted by south-central US flooding issues. AERCO sales were $32.4 million in the quarter.

•                  Adjusted operating margin increased by 0.6 percentage points to 10.9% as compared to the second quarter of 2014.  Favorable product mix, strong productivity and other cost savings initiatives more than offset lower sales volume, plant under absorption and anticipated higher G&A expenses; operating margins on a GAAP basis decreased 0.2 percentage points to 9.0% in the second quarter of 2015 as compared to the same period last year.

•                  Adjusted 2015 second quarter EPS was $0.69, flat as compared to the prior year. Stronger operating profits were offset by higher interest charges and a higher effective tax rate.  Foreign currency negatively impacted quarterly earnings by $0.07.  AERCO contributed $0.09 of adjusted EPS in the second quarter of 2015.

•                  Free cash flow for the six months ended June 2015 was $29.5 million, a 269% increase compared to the same period last year, primarily driven by reduced inventory levels.

•                  Announced the signing of a definitive agreement with Sioux Chief Mfg. Co. (“Sioux Chief”) to sell certain assets related to Watts’ brass fittings, brass & tubular and vinyl tubing product lines.  The selling price approximates $35.5 million and the transaction is expected to close by the end of the third quarter.  The consummation of the sale with Sioux Chief is subject to customary closing conditions.

•                  The Company is announcing that its Board of Directors has authorized the repurchase of up to $100 million of the Company’s Class A Common Stock from time to time on the open market or in privately negotiated transactions.  The timing and number of any shares repurchased will be determined by the Company’s management based on its evaluation of market conditions.

•                  The Company repurchased approximately 185 thousand shares of Company stock during the second quarter, at a cost of $10.1 million, as part of the previously announced share repurchase program.

Note: Organic sales growth excludes the impacts of acquisitions, divestitures and foreign exchange from year-to-year comparisons

Robert J. Pagano Jr., Chief Executive Officer, commented, “We are pleased with the progress we made in the second quarter.  Despite known sales headwinds, we expanded adjusted operating margins in the quarter by 60 basis points through favorable product mix, stronger productivity and continued benefits from cost savings initiatives.  As expected, our top line growth remained challenged by weak EMEA activity and slower than anticipated growth in the Americas.  We continue to drive our transformation initiatives and today we announced an agreement to sell certain product lines to Sioux Chief.  This transaction corresponds to Phase 1 of the Americas transformation effort.  We expect next quarter to announce our roadmap for Phase 2 of the Americas transformation. Overall, we are pleased with transformation progress to date, which we believe should drive margin expansion in 2016 and beyond.”

Commenting on the stock repurchase program, Mr. Pagano said, “This action reflects our ongoing commitment to enhance shareholder value and to execute our balanced cash allocation strategy. We expect to use available cash to fund this program.  We remain committed to our long-term growth strategy of growing the business organically and through acquisitions and we are comfortable that we will continue to have sufficient capital available to us to fund future acquisitions.”

For a reconciliation of GAAP to non-GAAP items and a statement regarding the usefulness of these measures to investors and management in evaluating our operating performance, please see the tables attached to this press release.

Watts Water Technologies, Inc. will hold a live web cast of its conference call to discuss second quarter results for 2015 on Thursday, July 30, 2015, at 9:00 a.m. Eastern Time. This press release and the live web cast can be accessed by visiting the Investor Relations section of the Company’s website at www.wattswater.com. Following the web cast, an archived version of the call will be available at the same address until July 30, 2016.

Watts Water Technologies, Inc., through its subsidiaries, is a world leader in the manufacture of innovative products to control the efficiency, safety, and quality of water within residential, commercial, and institutional applications. Its expertise in a wide variety of water technologies enables it to be a comprehensive supplier to the water industry.

This Press Release includes “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995, including statements relating to the expected closing of the sale to Sioux Chief, the announcement of our Phase 2 roadmap for the Americas, our expectations for margin growth, our capital requirements and our long-term growth strategy.  These forward-looking statements reflect our current views about future events.  You should not rely on forward-looking statements because our actual results may differ materially from those predicted as a result of a number of potential risks and uncertainties.  These potential risks and uncertainties include, but are not limited to: failure to meet customary closing conditions, including the receipt of necessary consents, in connection with the sale to Sioux Chief; the effectiveness, the timing and the expected costs and savings associated with our ongoing restructuring and transformation programs and initiatives; the current economic and financial condition, which can affect the housing and construction markets where our products are sold, manufactured and marketed; shortages in and pricing of raw materials and supplies; our ability to compete effectively; changes in variable interest rates on our borrowings; failure to expand our markets through acquisitions; failure to successfully develop and introduce new product offerings or enhancements to existing products; failure to manufacture products that meet required performance and safety standards; foreign exchange rate fluctuations; cyclicality of industries where we market our products, such as plumbing and heating wholesalers and home improvement retailers; environmental compliance costs; product liability risks; changes in the status of current litigation; and other risks and uncertainties discussed under the heading “Item 1A. Risk Factors” and in Note 14 of the Notes to the Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2014 filed with the SEC and our subsequent filings with the SEC.  We undertake no duty to update the information contained in this Press Release, except as required by law.

WATTS WATER TECHNOLOGIES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Amounts in millions, except per share information)

(Unaudited)

	Second Quarter Ended		Six Months Ended
	June 28,	June 29,	June 28,	June 29,
	2015	2014	2015	2014
Net sales	$386.9	$396.0	$743.1	$761.2
Cost of goods sold	241.1	257.0	466.8	488.9
GROSS PROFIT	145.8	139.0	276.3	272.3
Selling, general and administrative expenses	106.3	99.8	212.0	203.1
Restructuring and other charges, net	4.7	2.6	6.7	6.8
OPERATING INCOME	34.8	36.6	57.6	62.4
Other (income) expense:
Interest income	(0.2)	(0.2)	(0.4)	(0.3)
Interest expense	5.9	4.9	11.8	9.8
Other (income) expense, net	(0.4)	(0.1)	(0.6)	0.3
Total other expense	5.3	4.6	10.8	9.8
INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	29.5	32.0	46.8	52.6
Provision for income taxes	10.2	10.7	15.9	17.2
NET INCOME	$19.3	$21.3	$30.9	$35.4

BASIC EPS
Net income per share:
NET INCOME	$0.55	$0.60	$0.88	$1.00
Weighted average number of shares	35.0	35.3	35.1	35.3

DILUTED EPS
Net income per share:
NET INCOME	$0.55	$0.60	$0.88	$1.00
Weighted average number of shares	35.1	35.4	35.1	35.4
Dividends declared per share	$0.17	$0.15	$0.32	$0.28

WATTS WATER TECHNOLOGIES, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Amounts in millions, except share information)

(Unaudited)

	June 28,	December 31,
	2015	2014
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$284.6	$301.1
Trade accounts receivable, less allowance for doubtful accounts of $10.2 million at June 28, 2015 and $10.6 million at December 31, 2014	229.0	207.8
Inventories, net:
Raw materials	99.1	104.8
Work in process	17.7	16.7
Finished goods	137.7	170.1
Total Inventories	254.5	291.6
Prepaid expenses and other assets	28.8	27.4
Deferred income taxes	48.4	45.3
Assets held for sale	34.6	1.1
Total Current Assets	879.9	874.3

PROPERTY, PLANT AND EQUIPMENT:
Property, plant and equipment	492.7	526.7
Accumulated depreciation	(306.1)	(323.4)
Property, plant and equipment, net	186.6	203.3

OTHER ASSETS:
Goodwill	614.5	639.0
Intangible assets, net	195.7	210.1
Deferred income taxes	4.5	4.7
Other, net	12.1	16.6
TOTAL ASSETS	$1,893.3	$1,948.0

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$111.0	$120.8
Accrued expenses and other liabilities	139.4	138.8
Accrued pension plan settlements	40.8	40.0
Accrued compensation and benefits	45.8	44.2
Current portion of long-term debt	226.6	1.9
Total Current Liabilities	563.6	345.7

LONG-TERM DEBT, NET OF CURRENT PORTION	351.9	577.8
DEFERRED INCOME TAXES	73.8	77.4
OTHER NONCURRENT LIABILITIES	31.5	34.7

STOCKHOLDERS’ EQUITY:
Preferred Stock, $0.10 par value; 5,000,000 shares authorized; no shares issued or outstanding	—	—
Class A Common Stock, $0.10 par value; 80,000,000 shares authorized; 1 vote per share; issued and outstanding: 28,288,685 shares at June 28, 2015 and 28,552,065 shares at December 31, 2014	2.8	2.9
Class B Common Stock, $0.10 par value; 25,000,000 shares authorized; 10 votes per share; issued and outstanding: 6,479,290 shares at June 28, 2015 and December 31, 2014	0.6	0.6
Additional paid-in capital	504.6	497.4
Retained earnings	499.9	500.6
Accumulated other comprehensive loss	(135.4)	(89.1)
Total Stockholders’ Equity	872.5	912.4
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,893.3	$1,948.0

WATTS WATER TECHNOLOGIES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Amounts in millions)

(Unaudited)

	Six Months Ended
	June 28,	June 29,
	2015	2014
OPERATING ACTIVITIES
Net income from continuing operations	$30.9	$35.4
Adjustments to reconcile net income from continuing operations to net cash provided by continuing operating activities:
Depreciation	15.6	16.6
Amortization of intangibles	10.3	7.4
Loss on disposal and impairment of goodwill, property, plant and equipment and other	1.3	—
Stock-based compensation	5.1	3.4
Deferred income tax benefit	(4.4)	(1.3)
Changes in operating assets and liabilities, net of effects from business acquisitions and divestures:
Accounts receivable	(27.3)	(23.2)
Inventories	9.3	(10.7)
Prepaid expenses and other assets	(1.5)	2.5
Accounts payable, accrued expenses and other liabilities	2.6	(11.7)
Net cash provided by continuing operations	41.9	18.4

INVESTING ACTIVITIES
Additions to property, plant and equipment	(12.5)	(10.6)
Proceeds from the sale of property, plant and equipment	0.1	0.2
Business acquisitions, net of cash acquired	0.7	—
Net cash used in investing activities	(11.7)	(10.4)

FINANCING ACTIVITIES
Payments of long-term debt	(0.8)	(0.9)
Payments of capital leases and other	(2.9)	(2.5)
Proceeds from share transactions under employee stock plans	1.2	4.7
Tax benefit of stock awards exercised	0.1	1.3
Payments to repurchase common stock	(19.5)	(20.0)
Debt issuance costs	—	(2.0)
Dividends	(11.3)	(9.9)
Net cash used in financing activities	(33.2)	(29.3)
Effect of exchange rate changes on cash and cash equivalents	(13.5)	(2.3)
DECREASE IN CASH AND CASH EQUIVALENTS	(16.5)	(23.6)
Cash and cash equivalents at beginning of year	301.1	267.9
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$284.6	$244.3

WATTS WATER TECHNOLOGIES, INC. AND SUBSIDIARIES

SEGMENT INFORMATION

(Amounts in millions)

(Unaudited)

Net Sales

	Second Quarter Ended		Six Months Ended
	June 28, 2015	June 29, 2014	June 28, 2015	June 29, 2014

Americas*	$262.8	$241.8	$500.2	$460.9
EMEA	112.2	143.9	221.2	283.0
Asia-Pacific	11.9	10.3	21.7	17.3
Total	$386.9	$396.0	$743.1	$761.2

Operating Income (Loss)

	Second Quarter Ended		Six Months Ended
	June 28, 2015	June 29, 2014	June 28, 2015	June 29, 2014

Americas*	$36.1	$29.0	$60.3	$51.6
EMEA	9.4	13.1	14.8	22.0
Asia-Pacific	(1.8)	2.1	(0.3)	3.0
Corporate	(8.9)	(7.6)	(17.2)	(14.2)
Total	$34.8	$36.6	$57.6	$62.4

Intersegment Sales

	Second Quarter Ended		Six Months Ended
	June 28, 2015	June 29, 2014	June 28, 2015	June 29, 2014

Americas	$1.9	$1.9	$3.7	$3.1
EMEA	2.8	3.8	5.5	7.4
Asia-Pacific	32.6	41.4	63.1	80.4
Total	$37.3	$47.1	$72.3	$90.9

*Americas second quarter and first six months 2015 results include the AERCO acquisition

Key Performance Indicators and Non-GAAP Measures

In this press release we refer to non-GAAP financial measures (including adjusted operating income, adjusted operating income excluding the AERCO acquisition, adjusted operating margins, adjusted operating margins excluding the AERCO acquisition, adjusted net income, adjusted earnings per share, adjusted earnings per share excluding the AERCO acquisition, free cash flow, net debt to capitalization ratio and the cash conversion rate of free cash flow to net income) and provide a reconciliation of those non-GAAP financial measures to the corresponding financial measures contained in our consolidated financial statements prepared in accordance with GAAP. We believe that these financial measures are appropriate to enhance an overall understanding of our historical financial performance and future prospects. Adjusted operating income, adjusted operating margins, adjusted net income and adjusted earnings per share eliminate certain expenses incurred in the periods presented that relate primarily to our global restructuring programs, deployment costs, acquisition costs, purchase accounting adjustments and related tax benefits. Adjusted operating income, operating margins and earnings per share excluding the AERCO acquisition eliminate the acquisition results from our consolidated results since the date of acquisition. Management then utilizes these adjusted financial measures to assess the run-rate of the Company’s continuing operations against those of comparable periods without the distortion of those factors.  Free cash flow and the net debt to capitalization ratio, which are adjusted to exclude certain cash inflows and outlays, and include only certain balance sheet accounts from the comparable GAAP measures, are an indication of our performance in cash flow generation and also provide an indication of the Company’s relative balance sheet leverage to other industrial manufacturing companies. The cash conversion rate of free cash flow to net income is also a measure of our performance in cash flow generation. These non-GAAP financial measures are among the primary indicators management uses as a basis for evaluating our cash flow generation and our capitalization structure. In addition, free cash flow is used as a criterion to measure and pay certain compensation-based incentives. For these reasons, management believes these non-GAAP financial measures can be useful to investors, potential investors and others. The Company’s non-GAAP financial measures may not be comparable to similarly titled measures reported by other companies. The presentation of this additional information is not meant to be considered in isolation or as a substitute for financial measures prepared in accordance with GAAP.

TABLE 1

RECONCILIATION OF GAAP “AS REPORTED” TO THE “ADJUSTED” NON-GAAP

EXCLUDING THE EFFECT OF ADJUSTMENTS FOR SPECIAL ITEMS

(Amounts in millions, except per share information)

(Unaudited)

CONSOLIDATED RESULTS

	Second Quarter Ended		Six Months Ended
	June 28,	June 29,	June 28,	June 29,
	2015	2014	2015	2014

Net sales	$386.9	$396.0	$743.1	$761.2

Operating income - as reported	$34.8	$36.6	$57.6	$62.4
Operating margin %	9.0%	9.2%	7.8%	8.2%

Adjustments for special items:
Acquisition related costs
- Acquisition costs	—	—	0.2	—
- Purchase accounting adjustment	—	—	0.9	—
	—	—	1.1	—

Restructuring and other charges, net	4.7	2.6	6.7	6.8

EMEA & Americas transformation costs	2.5	1.6	5.9	5.1

Total adjustments for special items	$7.2	$4.2	$13.7	$11.9

Operating income - as adjusted	$42.0	$40.8	$71.3	$74.3
Adjusted operating margin %	10.9%	10.3%	9.6%	9.8%

Net income from continuing operations - as reported	$19.3	$21.3	$30.9	$35.4

Adjustments for special items - tax affected:
Acquisition related costs
- Acquisition costs	—	—	0.1	—
- Purchase accounting adjustment	—	—	0.6	—
	—	—	0.7	—

Restructuring and other charges, net	3.4	1.8	4.7	4.5

EMEA & Americas transformation costs	1.6	1.2	3.9	3.7

Total Adjustments for special items - tax affected:	$5.0	$3.0	$9.3	$8.2

Net income from continuing operations - as adjusted	$24.3	$24.3	$40.2	$43.6

Continuing operations earnings per share - diluted
Diluted earnings per share - as reported	$0.55	$0.60	$0.88	$1.00
Adjustments for special items	0.14	0.09	0.26	0.24
Diluted earnings per share - as adjusted	$0.69	$0.69	$1.14	$1.24

TABLE 2

RECONCILIATION OF ADJUSTED OPERATING INCOME, MARGINS AND EARNINGS PER SHARE TO ADJUSTED OPERATING INCOME, MARGINS AND EARNINGS PER SHARE EXCLUDING THE AERCO ACQUISITION

(Amounts in millions)

(Unaudited)

	Second Quarter Ended	Six Months Ended
	June 28,	June 28,
	2015	2015
Net sales	$386.9	$743.1
Less acquisition sales	(32.4)	(54.6)
Net sales - excluding acquisition	$354.5	$688.5

Operating income - as adjusted	$42.0	$71.3
Adjusted operating margin %	10.9%	9.6%

Less acquisition operating income - as adjusted	6.1	8.2

Operating income - as adjusted excluding acquisition	$35.9	$63.1
Adjusted operating margin % excluding acquisition	10.1%	9.2%

Adjusted Non-GAAP earnings per share	$0.69	$1.14
Acquisition	(0.09)	(0.11)
Adjusted Non-GAAP earnings per share excluding acquisition	$0.60	$1.03

TABLE 3

SEGMENT INFORMATION - RECONCILIATION OF GAAP “AS REPORTED” TO THE “ADJUSTED” NON-GAAP

EXCLUDING THE EFFECT OF ADJUSTMENTS FOR SPECIAL ITEMS

(Amounts in millions)

(Unaudited)

	Second Quarter Ended					Second Quarter Ended
	June 28, 2015					June 29, 2014
	Americas	EMEA	Asia- Pacific	Corporate	Total	Americas	EMEA	Asia- Pacific	Corporate	Total

Net sales	$262.8	112.2	11.9	—	386.9	$241.8	143.9	10.3	—	396.0

Operating income (loss) - as reported	$36.1	9.4	(1.8)	(8.9)	34.8	$29.0	13.1	2.1	(7.6)	36.6
Operating margin %	13.7%	8.4%	-15.1%		9.0%	12.0%	9.1%	20.4%		9.2%

Adjustments for special items	$2.5	1.3	3.4	—	7.2	$0.4	3.8	—	—	4.2

Operating income (loss) — as adjusted	$38.6	10.7	1.6	(8.9)	42.0	$29.4	16.9	2.1	(7.6)	40.8
Adjusted operating margin %	14.7%	9.5%	13.4%		10.9%	12.2%	11.7%	20.4%		10.3%

	Six Months Ended					Six Months Ended
	June 28, 2015					June 29, 2014
	Americas	EMEA	Asia- Pacific	Corporate	Total	Americas	EMEA	Asia- Pacific	Corporate	Total

Net sales	$500.2	221.2	21.7	—	743.1	$460.9	283.0	17.3	—	761.2

Operating income (loss) - as reported	$60.3	14.8	(0.3)	(17.2)	57.6	$51.6	22.0	3.0	(14.2)	62.4
Operating margin %	12.1%	6.7%	-1.4%		7.8%	11.2%	7.8%	17.3%		8.2%

Adjustments for special items	$6.2	4.0	3.4	0.1	13.7	$2.3	8.8	—	0.8	11.9

Operating income (loss) — as adjusted	$66.5	18.8	3.1	(17.1)	71.3	$53.9	30.8	3.0	(13.4)	74.3
Adjusted operating margin %	13.3%	8.5%	14.3%		9.6%	11.7%	10.9%	17.3%		9.8%

TABLE 4

RECONCILIATION OF NET CASH PROVIDED BY CONTINUING OPERATIONS TO FREE CASH FLOW

(Amounts in millions)

(Unaudited)

	Six Months Ended
	June 28,	June 29,
	2015	2014

Net cash provided by continuing operations - as reported	$41.9	$18.4
Less: additions to property, plant, and equipment	(12.5)	(10.6)
Plus: proceeds from the sale of property, plant, and equipment	0.1	0.2
Free cash flow	$29.5	$8.0

Net income from continuing operations - as reported	$30.9	$35.4

Cash conversion rate of free cash flow to net income	95.5%	22.6%

TABLE 5

RECONCILIATION OF LONG-TERM DEBT (INCLUDING CURRENT PORTION) TO NET DEBT AND NET DEBT TO CAPITALIZATION RATIO

(Amounts in millions)

(Unaudited)

	June 28,	December 31,
	2015	2014

Current portion of long-term debt	$226.6	$1.9
Plus: Long-term debt, net of current portion	351.9	577.8
Less: Cash and cash equivalents	(284.6)	(301.1)
Net debt	$293.9	$278.6

Net debt	$293.9	$278.6
Plus: Total stockholders’ equity	872.5	912.4
Capitalization	$1,166.4	$1,191.0

Net debt to capitalization ratio	25.2%	23.4%